                                POWER OF ATTORNEY

        Know all by these presents, that the undersigned hereby constitutes and appoints each of Mark A. Miller and Timothy J. Schneider as the undersigned's true and lawful attorney-in-fact to:

        (1)     prepare, execute for and on behalf of the undersigned, and submit to the United States Securities and Exchange Commission (the
"Commission") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the Commission of reports required by Section
16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any rule or regulation of the SEC;

        (2)     execute for and on behalf of the undersigned, in the
undersigned's capacity as a reporting person of County Bancorp, Inc. (the
"Company") pursuant to Section 16 of the Exchange Act and the rules thereunder,
Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act and the rules thereunder;

        (3)     do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute any such
Form 3, 4 or 5, complete and execute any amendment or amendments thereto and file such form with the Commission and the applicable stock exchange or similar authority; and

        (4)     take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any of such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys-in-fact may approve in his or her discretion.

        The undersigned hereby grants to each such attorney-in-fact full power and authority to act separately and to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any of such attorneys-in-fact, or the substitute or substitutes of any of such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 17th day of August, 2016.

        Signature: /s/ David Kohlmeyer
                   ---------------------

        Name:      David Kohlmeyer